Exhibit 99.1

NEWS RELEASE                            For Immediate Release

Media Contacts:
Shannon Bennett
216.910.3664
shannon.bennett@aleris.com

Jason Saragian
216.910.3670
jason.saragian@aleris.com

Aleris Board of Directors Appoints
Sean Stack Chief Executive Officer

Stack to replace Steve Demetriou, who is leaving to pursue a new opportunity

CLEVELAND, OH - July 13, 2015 - Aleris announced today that its board of directors has appointed Sean Stack to the position of chief executive officer. Stack most recently served as executive vice president and CEO, Aleris North America. With his appointment, Stack was also elected to the Aleris Board of Directors. Scott Graves, Aleris director and managing director and Head of Credit Strategies for Oaktree Capital Management, L.P. has been elected non-executive chairman of the Aleris Board. A fund managed by Oaktree is a majority shareholder of Aleris. Both appointments will take effect immediately.

Steve Demetriou, who has served as chairman and chief executive officer since the company’s inception in 2004 has made the decision to leave Aleris to pursue a new leadership opportunity. Demetriou will work closely with Stack over the next few weeks to ensure a smooth transition.

“Over the past several years, Sean Stack has played an integral role in the development and implementation of the Aleris growth strategy, which has involved expanding the company’s rolled products capacity in North America, Europe, and Asia Pacific to meet the growth in demand from key industries including automotive, aerospace, and building and construction,” Graves said. “Sean is a talented and well-rounded executive who also has a deep understanding of Aleris and the industry, which will enable the company to sustain its current momentum. We are confident that Sean will lead Aleris to continued success.”

Stack has been with Aleris since its formation in 2004 and in addition to his most recent role leading Aleris North America; he has held a number of executive leadership roles with the company, including chief financial officer, executive vice president, Corporate Development and Strategy, and executive vice president and president, Aleris Europe, senior vice president, Treasurer. Prior to joining Aleris, he held financial leadership positions at Noveon, Specialty Foods, and worked as an investment banker at ABN AMRO. He holds a Masters in Management from the Kellogg School of Management, and a Bachelors in Business Administration from the University of Notre Dame.

“With the support of the Board of Directors and all of our Aleris employees, we have built a great company with a dynamic culture, exceptional customers and an exciting future,” Stack said. “I am honored to step into the role of CEO to lead the global Aleris team as we enter our next phase of growth and continue to strengthen our position as a leading provider of innovative, high-quality aluminum products and solutions to customers across the globe.”

Graves added, “On behalf of the Board of Directors, we’d like to thank Steve Demetriou for his eleven years serving as Chairman and CEO of Aleris. We appreciate his many accomplishments and wish him well in his future endeavors.”

About Aleris

Aleris is a privately held, global leader in aluminum rolled products serving diverse industries including aerospace, automotive, building and construction, commercial transportation and industrial manufacturing. Headquartered in Cleveland, Ohio, Aleris operates production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words "may," "could," "would," "should," "will," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "look forward to," "intend" and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund capital expenditures. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions and divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-use segments, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers' industries; (4) our ability to enter into effective metal, energy and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (5) increases in the cost of raw materials and energy; (6) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (7) our ability to fulfill our substantial capital investment requirements; (8) our ability to retain the services of certain members of our management; (9) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (10) the loss of order volumes from any of our largest customers; (11) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) variability in general economic conditions on a global or regional basis; (15) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (16) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (17) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (18) our ability to access the credit and capital markets; (19) the possibility that we may incur additional indebtedness in the future; (20) limitations on operating our business as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under the Senior Notes; and (21) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.